                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14(a)-12

                                EUPHONIX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                EUPHONIX, INC.

                               ----------------

                   Notice of Annual Meeting of Stockholders
                          to be held on June 19, 2001
                            9:00 A.M. Pacific Time

                               ----------------

   We cordially invite you to attend our 2001 Annual Meeting of Stockholders of Euphonix, Inc. The meeting will be held on Tuesday, June 19, 2001, at 9:00 a.m. Pacific Time at our principal executive office located at 220 Portage Avenue, Palo Alto, California 94306. At the meeting we will:

  1. Elect three (3) directors for a term of two (2) years and until their successors are duly elected and qualified;

  2. Approve the conversions of the Secured Promissory Note issued by the Company in April 2000 into Common Stock;

  3. Approve the conversions of the Secured Promissory Note issued by the Company in September 2000 into Common Stock;

  4. Approve the conversions of the Secured Promissory Note issued by the Company in December 2000 into Common Stock;

  5. Approve the conversions of the Secured Promissory Note issued by the Company in March 2001 into Common Stock;

  6. Approve the proposal to increase the authorized number of shares of common stock from 20,000,000 to 35,000,000.

  7. Ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2001; and

  8. Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

   These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Monday, April 23, 2001, may attend and vote at the meeting. A list of our shareholders is kept at the office of our transfer agent, Mellon Investor Services LLC. If you will not be attending the meeting, we request that you mark, date, sign and return the Proxy card in the enclosed postage-paid envelope as soon as possible. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Steven W. Vining
                                          Chief Executive Officer

Palo Alto, California

April 27, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                                EUPHONIX, INC.

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   Our Board of Directors is soliciting Proxies for the 2001 Annual Meeting of Stockholders to be held at our principal executive office at 220 Portage Avenue, Palo Alto, CA 94306 on Tuesday, June 19, 2001, at 9:00 a.m., Pacific Time, and at any postponement or adjournment thereof. Our telephone number at such address is (650) 855-0400. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

   Proxy materials, which include the Proxy Statement, Proxy and 2000 Annual Report to Stockholders, were first mailed to stockholders on or about April 27, 2001.

Costs of Solicitation

   We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Voting of Proxies

   When Proxies are properly dated, executed and returned, the shares of our common stock they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Each share of our common stock outstanding on the record date of April 23, 2001 will be entitled to one vote on all matters. If no specific instructions are given, the shares represented by Proxies will be voted as follows:

  .  "FOR" the election of the nominees for directors set forth herein;

  . "FOR" the approval of the conversions of the Secured Promissory Note issued by the Company in April 2000 into Common Stock;

  . "FOR" the approval of the conversions of the Secured Promissory Note issued by the Company in September 2000 into Common Stock;

  . "FOR" the approval of the conversions of the Secured Promissory Note issued by the Company in December 2000 into Common Stock;

  . "FOR" the approval of the conversions of the Secured Promissory Note issued by the Company in March 2001 into Common Stock;

  . "FOR" the proposal to increase the authorized number of shares of common stock from 20,000,000 to 35,000,000;

  . "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2001.

In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters.

Quorum; Abstentions; Broker Non-Votes

   A majority of the outstanding shares of our common stock entitled to vote on the Record Date (whether those shares are represented in person at the Annual Meeting or represented by proxy) shall constitute a quorum for transacting business at our Annual Meeting.

   Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as "AGAINST" votes for each proposal, other than the election of directors.

   Brokers who hold shares in street name for customers have the authority to vote on certain matters, but they must receive discretionary authority to vote on other matters. If brokers have not received discretionary authority, they cannot vote those shares, which are called "broker non-votes." Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether stockholder approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Votes Required

   The three nominees for election as directors at the Annual Meeting who receive the highest number of "FOR" votes will be elected. See "PROPOSAL NO. ONE" herein.

   The approval of the conversions of the Secured Promissory Notes issued by the Company into shares of Common Stock will require the "FOR" vote by a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting. See "PROPOSAL NO. TWO," "PROPOSAL NO. THREE," "PROPOSAL NO. FOUR," and "PROPOSAL NO. FIVE" herein.

   The proposal to increase the authorized number of shares of common stock from 20,000,000 to 35,000,000 will require the "FOR" vote by a majority of our outstanding shares of common stock, whether or not present or represented, entitled to vote at the Annual Meeting. See "PROPOSAL NO. SIX" herein.

   Ratification of our independent public accountants for the current fiscal year will require the "FOR" vote by a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting. See "PROPOSAL NO. SEVEN" herein.

Revocability of Proxies

   A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to our Secretary prior to the Annual Meeting or by giving a later dated Proxy.

Record Date and Share Ownership

   Only stockholders of record on our books at the close of business on April 23, 2001 will be entitled to vote at the Annual Meeting. Presence in person or by Proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. As of the close of business on April 23, 2001, we had 12,192,099 outstanding shares of common stock.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in our 2001 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Euphonix, Inc., 220 Portage Avenue, Palo Alto, CA 94306, no later than January 6, 2002. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2001 Proxy Statement.

                               PROPOSAL NO. ONE

                             ELECTION OF DIRECTORS

General

   We currently have six members on our Board of Directors. Our Board of Directors is divided into two classes with each director serving a two-year term and one class being elected at each year's Annual Meeting of Stockholders. Directors Kuhling, Silfvast and Bosch are in the class of directors whose terms expire at the Annual Meeting of Stockholders to be held June 19, 2001. Directors Meier, Feldman and Vining are in the class of directors whose terms will expire at the 2002 Annual Meeting of Stockholders. All of the directors, including the nominees at this year's Annual Meeting of Stockholders, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above.

   The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as a director. Shareholders may withhold authority to vote for the entire slate as nominated or, by striking through the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

   Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the three nominees for the Annual Meeting of Stockholders to be held on June 19, 2001. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.

Nominees

   The names of the members of our Board of Directors, including the nominees, their ages as of April 23, 2001 and certain information about them, are set forth below.

   Name                                 Age         Principal Occupation
   ----                                 ---         --------------------
   Walter Bosch (2) (3)................  57 Entrepreneur and Consultant to
                                            publishers and media-related
                                            companies

   Dieter W. Meier (1).................  56 Film Producer and Founder, Manager
                                            and Producer of the music group
                                            Yello and Chairman of the Board of
                                            the Company

   Richard Feldman (2).................     Consultant and Associate of Funsten
                                            Asset Management Company

   Robert F. Kuhling, Jr. (1) (2) (3)..  52 General Partner of several venture capital partnerships managed by
                                            Onset Ventures Services Corporation

   Scott W. Silfvast (3)...............  38 Founder and Chief Product Officer
                                            of the Company

   Steven W. Vining....................  45 Chief Executive Officer of the
                                            Company

--------
(1)  Member of the Compensation Committee.

(2)  Member of the Audit Committee.

(3)  Denotes nominee for election at 2001 Annual Meeting of Stockholders.

   Dieter W. Meier has served as Chairman of the Board of the Company since March 2000. Mr. Meier is a film director and the founder, manager and producer of the music group Yello. Yello created numerous soundtracks for movies and contributed songs to films and television shows, including Ferris Bueller's Day Off,

The Secret of My Success, Ford Fairlane, Miami Vice and Miramax's Senseless. Mr. Meier is a partner in Ulysse Nardin, a Swiss watch company, a partner and board member of British Ceramic Tile in the U.K. and a partner in Servair, a company that owns and operates private jet planes in Europe.

   Richard Feldman has served as a director of the Company since April 2001, to replace Stephen D. Jackson who resigned as a director in April 2001. Mr. Feldman is a multi-Grammy nominated producer and writer whose works have sold over 40 million records. Mr. Feldman has served on the boards of Linn Electronics, an electronic music manufacturer, Mass Music, a music distribution company, and Healthmark, a healthcare provider. Mr. Feldman is currently a consultant and associate of Funsten Asset Management Company, an investment company specializing in distressed securities. Mr. Feldman has owned and managed a commercial recording studio in Los Angeles for 20 years.

   Robert F. Kuhling, Jr. has served as a director of the Company since October 1990. Since 1987, Mr. Kuhling has been a general partner and managing director of several venture capital partnerships managed by ONSET Ventures Services Corporation, a venture capital firm. Mr. Kuhling also serves on the board of directors of Accelerated Networks, Curon and Gadzoox, public companies, and serves as a director for a number of privately held companies.

   Scott W. Silfvast founded the Company in July 1988. He has been a director of the Company since its inception, has served as Senior Vice President since June 1997 and served as President from March 1990 until May 1997. Mr. Silfvast also served as Chairman of the Board from July 1988 until February 1991. From 1983 to July 1988, he was an engineer for SRS, a measurement instrumentation company.

   Walter Bosch has been an entrepreneur since 1998 with interests in a Swiss television station, a public relations agency and is preparing the start-up of an Internet newspaper. Mr. Bosch also works as a consultant to publishers and media-related companies. Mr. Bosch is on the advisory board of a large private equity fund, a textile company, a television station, a public relations agency and two welfare-funds for action in under-developed countries. Prior to this, Mr. Bosch founded an advertising agency, which grew to be one of the top ten agencies in Switzerland, before selling it to the Lowe Group. Mr. Bosch has over 17 years in the publishing business where he has held positions from editor-in-chief to senior vice-president.

   Steven W. Vining has served as Chief Executive Officer and Director of the Company since October 2000. Mr. Vining is the former President of Windham Hill Group where under his direction the adult music powerhouse market shares tripled in four years. Prior to this, Mr. Vining was Vice President and General Manager of BMG's U.S. Classics company where his role included overseeing projects on the Red Seal label, the RCA Victor label and the ECM label. During this time, Mr. Vining presided over the rise of The Chieftains, whose success resulted in 6 GRAMMY Awards in the world and pop categories.

Vote Required; Recommendation of Board of Directors

   The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Board Meetings and Committees

   The Board of Directors held nine meetings in 2000. Each director is expected to attend each meeting of the Board and those Committees on which he serves. Each incumbent director attended at least 75% of the Board and Committee meetings required to be attended by him during 2000. Certain matters were approved by the Board of Directors or the Committee of the Board of Directors by unanimous written consent. The Board of Directors currently has a standing Audit Committee and a Compensation Committee. The Audit Committee has a written charter that has been approved by the Board of Directors. The Board of Directors has no Nominating Committee or committee performing similar functions. Each Committee is described as follows:

   Name of Committee                                         Number of Meetings
      and Members           Functions of the Committees        in Fiscal 2000
   -----------------        ---------------------------      ------------------
 AUDIT                  . monitors our systems of internal           1*
                          controls;
 Walter Bosch           . reviews corporate financial
                          reporting and internal and
                          external audits;
 Richard Feldman        . nominates independent auditors;
 Robert F. Kuhling, Jr. . reviews the external auditors'
                          proposed audit scope, fee
                          arrangements, approach and
                          independence;
                        . provides the Board of Directors
                          with the results of its
                          examinations and
                          recommendations;
                        . outlines to the Board of
                          Directors the improvements made
                          or to be made in internal
                          accounting controls or suggested
                          by the external auditors; and
                        . provides the Board of Directors
                          with other information and
                          materials necessary to make the
                          Board of Directors aware of
                          significant financial matters.

 COMPENSATION           . administers all matters                   --*
                          concerning executive
                          compensation and employment
                          agreements; and
 Robert F. Kuhling, Jr. . administers the employee stock
                          option and purchase plans.
 Dieter W. Meier

--------
* Actions were taken by Unanimous Written Consent

Director Compensation

   Non-employee directors of the Company currently do not receive compensation for each Board meeting attended. Reimbursement of expenses is allowed. Officers of the Company do not receive additional compensation for attendance at Board of Directors meetings or committee meetings. In addition, all non-employee directors elected for the first time after July 20, 1995 (the "Non-employee Directors") are eligible to participate in the Company's 1995 New Director Option Plan (the "Director Plan"). The Director Plan, as amended in May 1999, provides for the automatic grant of a fully vested nonstatutory stock option to purchase 5,000 shares of Common Stock of the Company to each Non-employee Director on the date which such person first becomes a director and an additional grant of a fully vested nonstatutory stock option to purchase 5,000 shares of Common Stock of the Company on the date of each annual meeting of the shareholders; provided, however, that on such date, such Non-employee Director shall have served on the Board for at least the preceding six (6) months.

   For so long as our stock is traded on The Nasdaq SmallCap Market, the exercise price per share for such grants is required to be the closing price of our common stock on the last market trading day prior to the time of grant.

                               PROPOSAL NO. TWO

       APPROVAL OF THE CONVERSIONS OF THE SECURED PROMISSORY NOTE ISSUED
                BY THE COMPANY IN APRIL 2000 INTO COMMON STOCK

The Issuance of the April 2000 Note

   In April 2000, the Company executed a Secured Promissory Note, which was amended on January 12, 2001, and amended again on March 20, 2001 (as amended, the "April 2000 Note"), with certain persons under which the Company borrowed $800,000. Under the April 2000 Note, Dieter W. Meier, Walter Bosch and Onset Ventures ("Onset") (each a "April 2000 Note Investor" and collectively, the "April 2000 Note Investors") advanced the Company $200,000, $200,000 and $400,000, respectively. Interest on the outstanding principal amount under the April 2000 Note accrues at the rate of 10.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may not prepay the April 2000 Note. The April 2000 Note is secured by the assets of the Company.

   Subject to obtaining the necessary approvals (including shareholder approval as further explained below), the April 2000 Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the April 2000 Note is determined by dividing the outstanding principal sum of the April 2000 Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market on April 14, 2000, which was $3.625.

   The Company is seeking shareholder approval to allow for conversions of the April 2000 Note into Common Stock of the Company. If shareholder approval is not obtained by January 2, 2002, the outstanding principal amount under the April 2000 Note and the accrued interest thereon must be repaid in full upon demand (rather than on March 31, 2002) by April 2000 Note Investors representing two-thirds of the outstanding principal amount of the April 2000 Note.

Background and Summary of Financings

   Outside financing is critical to the Company in its current stage of development because the Company does not yet generate sufficient cash from operations to fund its operations and growth. Between January 1, 1999 and the date of this Proxy Statement, the Company raised a total of $16,020,676 through:

   (1) January 1999 Private Placement. The sale of 1,320,446 shares of Common Stock to Dieter W. Meier and Stephen D. Jackson (each a "January 1999 Common Stock Purchaser" and collectively, the "January 1999 Common Stock Purchasers") for aggregate proceeds of $1,303,676 and a per share price of $0.987, in a private placement on January 26, 1999 (the "January 1999 Financing").

   (2) April 1999 Note Financing. The issuance of a Secured Promissory Note in April 1999 (the "April 1999 Note") in the amount of $2,000,000 (the "April 1999 Note Financing"), with Onset, Milton M.T. Chang, Dieter W. Meier, Stephen
D. Jackson and Pegasus Capital II, L.P. ("Pegasus") (collectively, the "April 1999 Note Investors"). In October 1999, the April 1999 Note Investors converted the $2,000,000 principal amount and $67,000 accrued interest into 1,981,014 shares of Common Stock.

   (3) July 1999 Note Financing. The issuance of a Secured Promissory Note in July 1999 (the "July 1999 Note") in the amount of $2,100,000 (the "July 1999 Note Financing"), with Taurean Investments AG ("Taurean") and Pegasus (collectively, the "July 1999 Note Investors"). The July 1999 Note is convertible into shares of Common Stock of the Company by dividing the outstanding principal and accrued interest by $0.75. The convertibility feature of the July 1999 Note was approved by the stockholders of the Company at a Special Meeting of Stockholders held on October 22, 1999.

   (4) November 1999 Private Placement. The sale of 1,581,706 shares of Common Stock to Dieter W. Meier, Onset, Stephen D. Jackson and Walter Bosch (each a "November 1999 Common Stock Purchaser" and collectively, the "November 1999 Common Stock Purchasers") for aggregate proceeds of $1,750,000 and a per share price of $1.106, in a private placement on November 9, 1999 (the "November 1999 Financing").

   (5) February 2000 Private Placement. The sale of 240,000 shares of Common Stock to Willy Gunther (a "February 2000 Common Stock Purchaser") for aggregate proceeds of $300,000 and a per share price of $1.25, in a private placement on February 18, 2000 (the "February 2000 Financing").

   (6) February 2000 Note Financing. The issuance of a Secured Promissory Note in February 2000 (the "February 2000 Note") in the amount of $1,500,000 (the "February 2000 Note Financing"), with Dieter Meier,

Walter Bosch, Stephen D. Jackson, Milton Chang and Onset (collectively, the "February 2000 Note Investors"). The February 2000 Note is convertible into shares of Common Stock of the Company by dividing the outstanding principal and accrued interest by $2.53125, which was the stock price of the Common Stock as traded on the Nasdaq Stock Market on February 22, 2000. The convertibility feature of the February 2000 1999 Note was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 26, 2000.

   (7) April 2000 Note Financing. The issuance of the April 2000 Note, as described above in Proposal Two.

   (8) June 2000 Private Placement. The sale of 147,928 shares of Common Stock to Dieter W. Meier and Walter Bosch (each a "June 2000 Common Stock Purchaser" and collectively, the "June 2000 Common Stock Purchasers") for aggregate proceeds of $500,000 and a per share price of $3.38, in a private placement on June 1, 2000 (the "June 2000 Financing")

   (9) September 2000 Note Financing. The issuance of the September 2000 Note to the September 2000 Note Investor, as described below in Proposal Three.

   (10) December 2000 Note Financing. The issuance of the December 2000 Note to the December 2000 Note Investors, as described below in Proposal Four.

   (11) March 2001 Note Financing. The issuance of the March 2001 Note to the March 2001 Note Investors, as described below in Proposal Five.

   The above Common Stock Financings and Note Financings are collectively referred to herein as the "Financings," and the purchasers and investors in the Financings are collectively referred to herein as the "Investors." The chart below reflects: (i) the Investors in the eleven Financings described above; (ii) the funds raised by the Company in the Financings and (iii) the securities outstanding as a result thereof:

                                   Common Stock
                                     Issuable       Total
                         Number of     Upon     Consideration
 Common Stock Purchaser   Shares    Conversion   Received by  Effective Date of
    or Note Investor      Issued     of Notes    the Company     Issuance (1)
 ----------------------  --------- ------------ ------------- -----------------
Onset Enterprises.......       --     991,051    $1,000,000      April 23, 1999(2)
                           451,916        --        500,000    November 9, 1999
                               --     158,024       400,000   February 22, 2000(4)
                               --     110,344       400,000      April 14, 2000(5)
                               --     317,460       400,000   December 29, 2000(7)

Milton M.T. Chang.......       --     395,741       400,000      April 23, 1999(2)
                               --      79,012       200,000   February 22, 2000(4)

Dieter W. Meier......... 1,000,000        --        987,300    January 26, 1999
                               --     346,414       350,000      April 23, 1999(2)
                           451,916        --        500,000    November 9, 1999
                               --     197,530       500,000   February 22, 2000(4)
                               --      55,172       200,000      April 14, 2000(5)
                            59,171        --        200,000        June 1, 2000
                               --     634,920       800,000   December 29, 2000(7)
                               --   4,000,000     3,000,000      March 15, 2001(8)

Stephen D. Jackson......   320,446        --        316,376    January 26, 1999
                               --     148,553       150,000      April 23, 1999(2)
                           225,958        --        250,000    November 9, 1999
                               --      39,506       100,000   February 22, 2000(4)
                               --     158,730       200,000   December 29, 2000(7)

Pegasus Capital II,
 L.P....................       --      99,255       100,000      April 23, 1999(2)
                               --     133,333       100,000       July 30, 1999(3)

Taurean Investments AG
 (9)....................       --   2,666,666     2,000,000       July 30, 1999(3)

Walter Bosch............   451,916        --        500,000    November 9, 1999
                               --     118,518       300,000   February 22, 2000(4)
                                       55,172       200,000      April 14, 2000(5)
                            88,757        --        300,000        June 1, 2000
                               --     169,764       400,000   September 7, 2000(6)
                               --     317,460       400,000   December 29, 2000(7)
                               --     666,666       500,000      March 15, 2001(8)

Willy Gunther...........   240,000        --        300,000   February 18, 2000

--------
(1) Assumes the Notes were convertible on the dates of issuance, except for the April 2000 Note as described in footnote (2) below.

(2) In October 1999, the April 2000 Note Investors converted the $2,000,000 principal amount and $67,000 accrued interest into 1,981,014 shares of Common Stock, which are reflected in the table.

(3) The number of shares of Common Stock to be issued upon conversion of the July 1999 Note is determined by dividing the principal sum of the July 1999 Note, plus accrued interest thereon, by $0.75. Assumes conversion of the full amount of the portion of the July 1999 Note held by the July 1999 Note Investors, without taking into account any interest thereon.

(4) The number of shares of Common Stock to be issued upon conversion of the February 2000 Note is determined by dividing the then outstanding principal sum of the February 2000 Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market on February 22, 2000. Such closing price per share was $2.53125. Assumes conversion of the full amount of the portion of the February 2000 Note held by the February 2000 Note Investors, without taking into account any interest thereon and based on such closing price per share.

(5) The number of shares of Common Stock to be issued upon conversion of the April 2000 Note is determined by dividing the then outstanding principal sum of the April 2000 Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market on April 14, 2000. Such closing price per share was $3.625. Assumes conversion of the full amount of the portion of the April 2000 Note held by the April 2000 Note Investors, without taking into account any interest thereon and based on such closing price per share.

(6) The number of shares of Common Stock to be issued upon conversion of the September 2000 Note is determined by dividing the then outstanding principal sum of the September 2000 Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market for the ten trading days immediately preceding September 7, 2000. Such price per share was $2.3562. Assumes conversion of the full amount of the portion of the September 2000 Note held by the September 2000 Note Investor, without taking into account any interest thereon and based on such closing price per share.

(7) The number of shares of Common Stock to be issued upon conversion of the December 2000 Note is determined by dividing the then outstanding principal sum of the December 2000 Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market for the ten trading days immediately preceding December 29, 2000. Such price per share was $1.26. Assumes conversion of the full amount of the portion of the December 2000 Note held by the December 2000 Note Investors, without taking into account any interest thereon and based on such closing price per share.

(8) The number of shares of Common Stock to be issued upon conversion of the March 2001 Note is determined by dividing the then outstanding principal sum of the March 2001 Note, plus accrued interest thereon, by a 27% discount of the stock price of the Common Stock as traded on the Nasdaq Stock Market on March 15, 2001. Such price per share was $0.75. Assumes conversion of the full amount of the portions of the March 2001 committed to be loaned by Mr. Meier and Mr. Bosch, without taking into account any interest thereon and based on such closing price per share.

(9) Taurean Investments AG is a corporation which has a contractual arrangement with a trust for the benefit of Dieter W. Meier, such that Dieter Meier would be the beneficial owner of the stock issuable upon conversion of the July Note.

Percentage Ownership by the Investors

   The Investors in the aggregate beneficially own in excess of 45.1% of the sum of the Company's outstanding voting securities as of March 31, 2001 (including shares which the Investors have the right to acquire within 60 days of March 31, 2001), as a result of the: (i) Common Stock Financings, (ii) the April 1999 Note Financing (which has converted into shares of Common Stock), and (iii) conversion of the July 1999 Note and February 2000 Note (without taking into account shares issuable upon conversion of the interest thereon), which conversion has been approved by the Company's stockholders. This figure does not include the conversion of the April 2000 Note, the September 2000 Note, the December 2000 Note and the March 2001 Note.

   Moreover, upon approval of the conversion feature of the April 2000 Note, the September 2000 Note, the December 2000 Note and the March 2001 Note, the Investors in the aggregate could potentially control 57.5% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

   Upon approval of the conversion feature of the April 2000 Note--but disapproval of the conversion features of the September 2000 Note, the December 2000 Note and the March 2001 Note--the Investors in the aggregate could potentially control 45.6% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

   Upon approval of the conversion feature of the September 2000 Note--but disapproval of the conversion features of the April 2000 Note, the December 2000 Note and the March 2001 Note--the Investors in the aggregate could potentially control 45.9% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

   Upon approval of the conversion feature of the December 2000 Note--but disapproval of the conversion features of the April 2000 Note, September 2000 Note and the March 2001 Note--the Investors in the aggregate could potentially control 48.1% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

   Upon approval of the conversion feature of the March 2001 Note--but disapproval of the conversion features of the April 2000 Note, September 2000 Note and the December 2000 Note--the Investors in the aggregate could potentially control 54.6% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

   Individually, each of Onset, Milton M. T. Chang, Dieter W. Meier (including shares held by Taurean Investments), Stephen D. Jackson and Walter Bosch (none of whom hold options to purchase shares of the Company) could potentially control 20.0%, 6.0%, 43.6%, 6.9% and 13.3% of the Company's voting securities, respectively, if the stockholders approve the conversion features of April 2000 Note, the September 2000 Note, the December 2000 Note and the March 2001 Note.

Nasdaq Rules Regarding Shareholder Approval

   Under the Nasdaq National Market System corporate governance rules, Rule 4460(i)(1)(A) (the "Director Rule") requires shareholder approval "when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors." There is no concrete test to determine what type of securities issuances qualify as an "other arrangement made pursuant to which stock may be acquired by officers or directors."

   Further, Nasdaq Rule 4460(i)(1)(D) (the "20% Rule") requires shareholder approval of securities issuances where (1) the securities issued are Common Stock or securities convertible into or exercisable for Common Stock, (2) the price of the securities is less than the market value of the Common Stock, and
(3) the proposed issuance would result in the issuance of 20% or more of the Common Stock or voting power of the Company before the issuance.

   Additionally, Nasdaq Rule 4460(i)(1)(B) (the "Control Rule") requires shareholder approval of the adoption of a plan or the issuance of securities by the Company that would result in a change of control of the Company. There is no concrete test to determine the amount of securities that the Company may issue to a party without triggering the Control Rule. Depending on the facts and circumstances, the issuance by the Company of a small amount of securities may result in a change of control of the Company where an investor already owns a sizable portion of the Company's outstanding voting securities.

   The Company is seeking shareholder approval to allow for conversions of the April 2000 Note into Common Stock of the Company in order to ensure compliance with Nasdaq's Director Rule, 20% Rule and the Control Rule, and to prevent the Company from having to pay in full the outstanding principal amount of the April 2000 Note and interest thereon upon demand (rather than in March 2002).

Principal Effects of Approval or Nonapproval of the April 2000 Note

   As noted above, the April 2000 Note by its terms is not convertible into shares of Common Stock until shareholder approval of the conversion feature of the April 2000 Note.

   In the event that shareholder approval is obtained, then the total number of shares of Common Stock issuable to the April 2000 Note Investors in connection with the April 2000 Note Financing would be 220,689 shares, assuming the conversion of the full amount of the April 2000 Note (without taking into account shares issuable upon conversion of the interest thereon). The issuance of this number of shares to the April 2000 Note Investors, together with their current holdings of the Company's voting securities, could be deemed to effectively place the April 2000 Note Investors in control of the Company.

   In the event that shareholder approval of the conversion feature is not obtained, the Company would be required to pay in full the outstanding principal amount of the April 2000 Note and interest thereon upon demand (rather than in March 2002) by April 2000 Note Investors representing two-thirds of the then outstanding principal amount of the April 2000 Note. Such demand by the April 2000 Note Investors may not be made until January 2, 2002.

   In the opinion of the Board of Directors a failure of the shareholders to approve Proposal No. 2 will have a severely detrimental effect on the Company and its future. The April 2000 Note Investors are fundamental to the ability of the Company to raise funds to allow the Company to try to capitalize on market opportunities for its products. A failure of the Company to obtain shareholder approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's shareholders. Shareholder approval will also relieve the Company from an obligation to pay in full the outstanding principal amount of the April 2000 Note and interest thereon upon demand by April 2000 Note Investors representing two-thirds of the then outstanding principal amount of the April 2000 Note. If shareholder approval is obtained, the outstanding principal amount of the April 2000 Note and interest thereon would become payable in due course according to the April 2000 Note, specifically in March 2002.

Vote Required; Recommendation of Board of Directors

   Shareholder approval to allow for conversions of the April 2000 Note into Common Stock of the Company requires the affirmative vote of a majority of Votes Cast. THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS (COMPRISED OF STEVEN W. VINING, RICHARD FELDMAN AND SCOTT W. SILFVAST) UNANIMOUSLY RECOMMEND A VOTE "FOR" THIS PROPOSAL.

                              PROPOSAL NO. THREE

       APPROVAL OF THE CONVERSIONS OF THE SECURED PROMISSORY NOTE ISSUED
              BY THE COMPANY IN SEPTEMBER 2000 INTO COMMON STOCK

The Issuance of the September 2000 Note

   In September 2000, the Company executed a Secured Promissory Note, which was amended on March 20, 2001 (as amended, the "September 2000 Note"), with Walter Bosch which the Company borrowed $400,000 from Mr. Bosch (the "September 2000 Note Investor"). Interest on the outstanding principal amount under the September 2000 Note accrues at the rate of 8.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may not prepay the September 2000 Note. The September 2000
Note is secured by the assets of the Company.

   Subject to obtaining the necessary approvals (including shareholder approval as further explained below), the September 2000 Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the September 2000 Note is determined by dividing the outstanding principal sum of the September 2000 Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market for the ten trading days immediately preceding September 7, 2000, which was $2.3562.

   The Company is seeking shareholder approval to allow for conversions of the September 2000 Note into Common Stock of the Company. If shareholder approval is not obtained by January 2, 2002, the outstanding principal amount under the September 2000 Note and the accrued interest thereon must be repaid in full upon demand (rather than on March 31, 2002) by the September 2000 Note Investor.

   In addition, the September 2000 Note provides that upon conversion, if such conversion occurs, the Company will issue the September 2000 Note Investor a warrant to purchase 169,764 shares of Common Stock of the Company at a price of $2.3562 per share. The warrant, if issued, will be exercisable at any time and from time to time in part or in full on or before five years after the date on which the warrant is issued, if it is issued.

Background and Summary of Financings; Percentage Ownership by the Investors

   For a more thorough description of: (i) the Financings that the Company has undertaken since January 1999, (ii) the shares of Common Stock owned (or potentially owned by the Investors who participated in the Financings), and
(iii) the ownership percentage of the Investors, please see the sections entitled "Background and Summary of Financings" and "Percentage Ownership by the Investors" in Proposal No. Two above.

   In particular, upon approval of the conversion feature of the September 2000 Note--but disapproval of the conversion features of the April 2000 Note, the December 2000 Note and the March 2001 Note--the Investors in the aggregate could potentially control 42.0% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

Nasdaq Rules Regarding Shareholder Approval

   For a more thorough description of the Nasdaq National Market System corporate governance rules requiring shareholder approval of common stock issuances, please see the section entitled "Nasdaq Rules Regarding Shareholder Approval" in Proposal No. Two above.

   The Company is seeking shareholder approval to allow for conversions of the September 2000 Note into Common Stock of the Company in order to ensure compliance with Nasdaq's Director Rule, 20% Rule and the Control Rule, and to prevent the Company from having to pay in full the outstanding principal amount of the September 2000 Note and interest thereon upon demand (rather than in March 2002).

Principal Effects of Approval or Nonapproval of the September 2000 Note

   As noted above, the September 2000 Note by its terms is not convertible into shares of Common Stock until shareholder approval of the conversion feature of the September 2000 Note.

   In the event that shareholder approval is obtained, then the total number of shares of Common Stock issuable to the September 2000 Note Investors in connection with the September 2000 Note Financing would be 169,764 shares, assuming the conversion of the full amount of the September 2000 Note (without taking into account shares issuable upon conversion of the interest thereon). The issuance of this number of shares to the September 2000 Note Investors, together with their current holdings of the Company's voting securities, could be deemed to effectively place the September 2000 Note Investors in control of the Company.

   In the event that shareholder approval is not obtained, the Company would be required to pay in full the outstanding principal amount of the September 2000 Note and interest thereon upon demand (rather than in March 2002) by the September 2000 Note Investor. Such demand by the September 2000 Note Investor may not be made until January 2, 2002.

   In the opinion of the Board of Directors a failure of the shareholders to approve Proposal No. 3 will have a severely detrimental effect on the Company and its future. The September 2000 Note Investor is fundamental to the ability of the Company to raise funds to allow the Company to try to capitalize on market opportunities for its products. A failure of the Company to obtain shareholder approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's shareholders. Shareholder approval will also relieve the Company from an obligation to pay in full the outstanding principal amount of the September 2000 Note and interest thereon upon demand by the September 2000 Note Investor. If shareholder approval is obtained, the outstanding principal amount of the September 2000 Note and interest thereon would become payable in due course according to the September 2000 Note, specifically in March 2002.

Vote Required; Recommendation of Board of Directors

   Shareholder approval to allow for conversions of the September 2000 Note into Common Stock of the Company requires the affirmative vote of a majority of Votes Cast. THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS (COMPRISED OF STEVEN W. VINING, RICHARD FELDMAN AND SCOTT W. SILFVAST) UNANIMOUSLY RECOMMEND A VOTE "FOR" THIS PROPOSAL.

                               PROPOSAL NO. FOUR

       APPROVAL OF THE CONVERSIONS OF THE SECURED PROMISSORY NOTE ISSUED
               BY THE COMPANY IN DECEMBER 2000 INTO COMMON STOCK
The Issuance of the December 2000 Note

   In December 2000, the Company executed a Secured Promissory Note, which was amended on March 20, 2001 (as amended, the "December 2000 Note"), with certain persons under which the Company borrowed $1,800,000. Under the December 2000 Note, Dieter W. Meier, Walter Bosch, Stephen and Kathryn Jackson (as Trustees of the Jackson Trust), Onset Enterprise Associates, L.P. and Onset Enterprise Associates III, L.P. (collectively, "Onset") (each a "December 2000 Note Investor" and collectively, the "December 2000 Note Investors") advanced the Company $800,000, $400,000, $200,000, $200,000 and $200,000 respectively.
Interest on the outstanding principal amount under the December 2000 Note accrues at the rate of 8.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may not prepay the December 2000 Note. The December 2000 Note is secured by the assets of the Company.

   Subject to obtaining the necessary approvals (including shareholder approval as further explained below), the December 2000 Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the December 2000 Note is determined by dividing the outstanding principal sum of the December 2000 Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market for the ten trading days immediately preceding December 29, 2000, which was $1.26.

   The Company is seeking shareholder approval to allow for conversions of the December 2000 Note into Common Stock of the Company. If shareholder approval is not obtained by January 2, 2002, the outstanding principal amount under the December 2000 Note and the accrued interest thereon must be repaid in full upon demand (rather than on March 31, 2002) by December 2000 Note Investors representing two-thirds of the outstanding principal amount of the December 2000 Note.

   In addition, the December 2000 Note provides that upon conversion, if such conversion occurs, the Company will issue warrants to the December 2000 Note Investors to purchase a total of 1,428,571 shares of Common Stock of the Company at a price of $1.26 per share. The warrants, if issued, will be exercisable at any time and from time to time in part or in full on or before five years after the date on which the warrant is issued, if it is issued.

Background and Summary of Financings; Percentage Ownership by the Investors

   For a more thorough description of: (i) the Financings that the Company has undertaken since January 1999, (ii) the shares of Common Stock owned (or potentially owned by the Investors who participated in the

Financings), and (iii) the ownership percentage of the Investors, please see the sections entitled "Background and Summary of Financings" and "Percentage Ownership by the Investors" in Proposal No. Two above.

   In particular, upon approval of the conversion feature of the December 2000 Note--but disapproval of the conversion features of the April 2000 Note, September 2000 Note and the March 2001 Note--the Investors in the aggregate could potentially control 45.3% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

Nasdaq Rules Regarding Shareholder Approval

   For a more thorough description of the Nasdaq National Market System corporate governance rules requiring shareholder approval of common stock issuances, please see the section entitled "Nasdaq Rules Regarding Shareholder Approval" in Proposal No. Two above.

   The Company is seeking shareholder approval to allow for conversions of the December 2000 Note into Common Stock of the Company in order to ensure compliance with Nasdaq's Director Rule, 20% Rule and the Control Rule, and to prevent the Company from having to pay in full the outstanding principal amount of the December 2000 Note and interest thereon upon demand (rather than in March 2002).

Principal Effects of Approval or Nonapproval of the December 2000 Note

   As noted above, the December 2000 Note by its terms is not convertible into shares of Common Stock until shareholder approval of the conversion feature of the December 2000 Note.

   In the event that shareholder approval is obtained, then the total number of shares of Common Stock issuable to the December 2000 Note Investors in connection with the December 2000 Note Financing would be 1,428,571 shares, assuming the conversion of the full amount of the December 2000 Note (without taking into account shares issuable upon conversion of the interest thereon). The issuance of this number of shares to the December 2000 Note Investors, together with their current holdings of the Company's voting securities, could be deemed to effectively place the December 2000 Note Investors in control of the Company.

   In the event that shareholder approval is not obtained, the Company would be required to pay in full the outstanding principal amount of the December 2000 Note and interest thereon upon demand (rather than in March 2002) by December 2000 Note Investors representing two-thirds of the then outstanding principal amount of the December 2000 Note. Such demand by the December 2000
Note Investors may not be made until January 2, 2002.

   In the opinion of the Board of Directors a failure of the shareholders to approve Proposal No. 4 will have a severely detrimental effect on the Company and its future. The December 2000 Note Investors are fundamental to the ability of the Company to raise funds to allow the Company to try to capitalize on market opportunities for its products. A failure of the Company to obtain shareholder approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's shareholders. Shareholder approval will also relieve the Company from an obligation to pay in full the outstanding principal amount of the December 2000 Note and interest thereon upon demand by December 2000 Note Investors representing two-thirds of the then outstanding principal amount of the December 2000 Note. If shareholder approval is obtained, the outstanding principal amount of the December 2000 Note and interest thereon would become payable in due course according to the December 2000 Note, specifically in March 2002.

Vote Required; Recommendation of Board of Directors

   Shareholder approval to allow for conversions of the December 2000 Note into Common Stock of the Company requires the affirmative vote of a majority of Votes Cast. THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS (COMPRISED OF STEVEN W. VINING, RICHARD FELDMAN AND SCOTT W. SILFVAST) UNANIMOUSLY RECOMMEND A VOTE "FOR" THIS PROPOSAL.

                               PROPOSAL NO. FIVE

       APPROVAL OF THE CONVERSIONS OF THE SECURED PROMISSORY NOTE ISSUED
                BY THE COMPANY IN MARCH 2001 INTO COMMON STOCK

The Issuance of the March 2001 Note

   In March 2001, the Company executed a Secured Promissory Note (the "March 2001 Note"), with Dieter W. Meier and Walter Bosch (each a "March 2001 Note Investor" and collectively, the "March 2001 Note Investors"). Pursuant to the March 2001 Note, Mr. Meier agreed to loan the Company up to $3,000,000 by December 31, 2001 ("Meier's Commitment"), and Mr. Bosch agreed to loan the Company up to $500,000 by December 31, 2001 ("Bosch's Commitment"), pursuant to the terms of the March 2001 Note. If the Company finds other investors to lend it money pursuant to the March 2001 Note, then Meier's Commitment and Bosch's Commitment shall each be reduced on a pro-rata basis. Interest on the outstanding principal amount under the March 2001 Note accrues at the rate of 10.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may prepay the March 2001 Note; however, if the Company wishes to prepay the March 2001 Note, it must give notice to the March 2001 Note Investors, who will then be given the opportunity to convert the outstanding principal amount of the March 2001 Note, plus any accrued interest, into Common Stock of the Company (subject to shareholder approval below). The March 2001 Note is secured by the assets of the Company.

   Subject to obtaining the necessary approvals (including shareholder approval as further explained below), the March 2001 Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the March 2001 Note is determined by dividing the outstanding principal sum of the March 2001 Note, plus accrued interest thereon, by the $0.75, which was approximately 27% below the stock price of the Common Stock as traded on the Nasdaq Stock Market on March 15, 2001 (the closing date of the March 2001 Note), which was $1.0312.

   The Company is seeking shareholder approval to allow for conversions of the March 2001 Note into Common Stock of the Company. If shareholder approval is not obtained by January 2, 2002, the outstanding principal amount under the March 2001 Note and the accrued interest thereon must be repaid in full upon demand (rather than on March 31, 2002) by March 2001 Note Investors representing two-thirds of the outstanding principal amount of the March 2001 Note.

Background and Summary of Financings; Percentage Ownership by the Investors

   For a more thorough description of: (i) the Financings that the Company has undertaken since January 1999, (ii) the shares of Common Stock owned (or potentially owned by the Investors who participated in the Financings), and
(iii) the ownership percentage of the Investors, please see the sections entitled "Background and Summary of Financings" and "Percentage Ownership by the Investors" in Proposal No. Two above.

   In particular, upon approval of the conversion feature of the March 2001 Note--but disapproval of the conversion features of the April 2000 Note, September 2000 Note and the December 2000 Note--the Investors in the aggregate could potentially control 52.2% of the sum of the Company's voting securities as of March 31, 2001 (without taking into account shares issuable upon conversion of the interest on the Notes).

Nasdaq Rules Regarding Shareholder Approval

   For a more thorough description of the Nasdaq National Market System corporate governance rules requiring shareholder approval of common stock issuances, please see the section entitled "Nasdaq Rules Regarding Shareholder Approval" in Proposal No. Two above.

   The Company is seeking shareholder approval to allow for conversions of the March 2001 Note into Common Stock of the Company in order to ensure compliance with Nasdaq's Director Rule, 20% Rule and the Control Rule, and to prevent the Company from having to pay in full the outstanding principal amount of the March 2001 Note and interest thereon upon demand (rather than in March 2002).

Principal Effects of Approval or Nonapproval of the March 2001 Note

   As noted above, the March 2001 Note by its terms is not convertible into shares of Common Stock until shareholder approval of the conversion feature of the March 2001 Note.

   In the event that shareholder approval is obtained, then the total number of shares of Common Stock issuable to the March 2001 Note Investors in connection with the March 2001 Note Financing would be 4,666,666 shares, assuming the conversion of the full amount of the March 2001 Note (without taking into account shares issuable upon conversion of the interest thereon). The issuance of this number of shares to the March 2001 Note Investors, together with their current holdings of the Company's voting securities, could be deemed to effectively place the March 2001 Note Investors in control of the Company.

   In the event that shareholder approval is not obtained, the Company would be required to pay in full the outstanding principal amount of the March 2001 Note and interest thereon upon demand (rather than in March 2002) by March 2001 Note Investors representing two-thirds of the then outstanding principal amount of the March 2001 Note. Such demand by the March 2001 Note Investors may not be made until January 2, 2002.

   In the opinion of the Board of Directors a failure of the shareholders to approve Proposal No. 5 will have a severely detrimental effect on the Company and its future. The March 2001 Note Investors are fundamental to the ability of the Company to raise funds to allow the Company to try to capitalize on market opportunities for its products. A failure of the Company to obtain shareholder approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's shareholders. Shareholder approval will also relieve the Company from an obligation to pay in full the outstanding principal amount of the March 2001 Note and interest thereon upon demand by March 2001 Note Investors representing two-thirds of the then outstanding principal amount of the March 2001 Note. If shareholder approval is obtained, the outstanding principal amount of the March 2001 Note and interest thereon would become payable in due course according to the March 2001 Note, specifically in March 2002.

Vote Required; Recommendation of Board of Directors

   Shareholder approval to allow for conversions of the March 2001 Note into Common Stock of the Company requires the affirmative vote of a majority of Votes Cast. THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS (COMPRISED OF STEVEN W. VINING, RICHARD FELDMAN AND SCOTT W. SILFVAST) UNANIMOUSLY RECOMMEND A VOTE "FOR" THIS PROPOSAL.

                               PROPOSAL NO. SIX

            APPROVAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                  COMMON STOCK FROM 20,000,000 TO 35,000,000

Introduction

   Our Amended and Restated Articles of Incorporation, as currently in effect (the "Articles"), authorize us to issue up to 20,000,000 shares of common stock. We are seeking approval of an amendment to the Articles (the "Amendment") to increase the number of shares of common stock authorized for issuance under the Articles by 15,000,000 shares so that the total number of shares of Common Stock authorized will be 35,000,000 shares. If the Amendment is approved, it will become effective upon the filing of the Amendment with the California Secretary of State and the text of the first paragraph of
Article III of the Articles would read in its entirety as follows:

  This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 35,000,000, with a par value of $.001 per share. The total of number of shares of Preferred Stock this corporation shall have authority to issue is 2,000,000 , with a par value of $.001 per share.

Use of Shares

   As of March 31, 2001, we had approximately 12,192,099 shares of common stock outstanding, of which approximately 2,812,858 shares are reserved for issuance under our stock plans, leaving approximately 4,995,943 shares authorized by unissued. We also wish to approve the conversion of various secured promissory notes as described more fully in Proposals Two, Three, Four and Five. In the event shareholder approval of this proposal and Proposals Two, Three, Four and Five is obtained, and because of other previously approved conversions requiring the issuance of common stock, the number of authorized shares needed would increase to 30,397,354, which is in excess of the number of shares currently authorized by 10,397,354. Upon approval to increase the shares of common stock authorized to 35,000,000, we would have a total of 4,602,646 authorized and unissued shares of common stock remaining pursuant to our Articles.

Purpose of the Proposed Amendment

   The authorization of an additional 15,000,000 shares of common stock provides for the issuance of sufficient shares of common stock in the event that Proposals Two, Three, Four and Five herein are approved by the shareholders, which provide for conversion of secured promissory notes into common stock. If this Amendment is not approved, there are currently not enough shares of common stock authorized to issue upon conversion of all of the secured promissory notes described in Proposals Two, Three, Four and Five.

   In addition, the board of directors believes that the availability of additional authorized but unissued shares of common stock will provide us with the flexibility to issue common stock for other proper corporate purposes which may be identified in the future. Such future activities may include raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under our existing employee stock plans, splitting our stock and making acquisitions through the use of stock. Other than as permitted or required under our existing employee stock plans, the board of directors has no immediate plans, understandings, agreements, or commitments to issue additional shares of common stock for any purposes. The board of directors believes that the proposed increase in the authorized common stock will make a sufficient number of shares available should we decide to use our shares for one or more of such previously mentioned purposes or otherwise. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by our board of directors.

Possible Effects of the Proposed Amendment

   If the shareholders approve the proposed Amendment, the board of directors may cause the issuance of additional shares of common stock without further vote of the shareholders, except as provided under California corporate law or under the rules of any national securities exchange on which our shares are then listed. Under our Articles, our shareholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current shareholders do not have a prior right to purchase any new issue of capital stock to maintain their proportionate ownership of our common stock. In addition, if the board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders. In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of Euphonix by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of Euphonix and our shareholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting our current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of Euphonix's business. However, the board of directors is not aware of any attempt to take control of Euphonix and the board of directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

                                PROPOSAL SEVEN

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed, at the recommendation of the Audit Committee of the Board of Directors, PricewaterhouseCoopers LLP as our independent public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2001.

   PricewaterhouseCoopers LLP has audited our financial statements since November 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from the stockholders.

Audit Fees

   PricewaterhouseCoopers LLP billed a total of $127,000 for professional services rendered for: the audit of our annual financial statements for the fiscal year ended December 31, 2000 included in our Annual Report on Form 10-K, and for review of those financial statements included in our Quarterly Reports on Form 10-Q filed for the fiscal year ended December 31, 2000. Additional estimated audit fees of approximately $60,000 for the fiscal year ended December 31, 2000 have not yet been invoiced.

   Ernst & Young LLP billed a total of $5,500 for review of our Annual Report on Form 10-K.

   The Company's financial personnel spends approximately 50% of its time per year on audit matters.

Financial Information Systems Design and Implementation Fees

   We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

   PricewaterhouseCoopers LLP billed a total of $70,800 for all other non-audit services rendered for the fiscal year ended December 31, 2000.

   Ernst & Young LLP billed a total of $6,000 for non-audit services rendered.

Dismissal of Prior Accountant

   On November 15, 1999 the Company dismissed Ernst and Young LLP as its independent accountants. The reports of Ernst & Young LLP on the financial statements of the Company for each of the two fiscal years prior thereto contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change independent accountants was approved by the Company's Audit Committee and the Board of Directors. The Company had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference thereto in its report on the financial statements, of the Company for such years. The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of November 15, 1999.

Vote Required; Recommendation of Board of Directors

   The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of PricewaterhouseCoopers as the Company's independent auditors. In the event that the shareholders do not approve the selection of PricewaterhouseCoopers, the appointment of the independent auditors will be reconsidered by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2001, for:

  . each person who we know beneficially owns more than 5% of our common stock;

  .  each of our directors;

  .  each of our named executive officers; and

  .  all of our directors and executive officers as a group.

   Unless otherwise indicated, the principal address of each of the stockholders below is c/o Euphonix, Inc., 220 Portage Avenue, Palo Alto, California 94306. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of March 31, 2001, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 12,192,099 shares of common stock outstanding as of March 31, 2001.

                                                        Shares     Percentage
                                                     Beneficially Beneficially
                                                        Owned        Owned
                                                     ------------ ------------
   5% Stockholders:
   Milton M. T. Chang, Ph.D (1).....................     779,753      6.0%
   Directors and Executive Officers:
   Dieter W. Meier(2)(6)............................   4,726,697     27.9%
    c/o Soundproof, Inc
    5180 Linwood Drive
    Los Angeles, CA 90027
   Robert F. Kuhling, Jr. (3).......................   3,345,913     17.7%
    c/o ONSET Ventures
    2400 Sand Hill Road
    Menlo Park, CA 94025
   ONSET Enterprise Associates......................   3,345,326     17.7%
   Stephen D. Jackson (4)(6)........................     739,463      5.7%
   Walter Bosch (5)(6)..............................     664,191      5.2%
   Scott W. Silfvast (6)............................     437,811      3.5%
   Steven W. Vining (6).............................     392,857      3.1%
   James Dobbie (7).................................     168,355       *
   Steven H. Milne (6)..............................     121,769       *
   Paul L. Hammel (6)...............................      97,832       *
   Piers Plaskitt (6)...............................      66,249       *
   Barry Margerum (8)...............................      26,181       *
   All executive officers and directors as a group
    (11 persons) (6)................................  10,067,318     45.2%

--------
 *   Less than 1%.

(1) Includes 79,012 shares issuable pursuant to the conversion feature of the February 2000 Note, as approved by the shareholders on June 26, 2000.

(2) Includes 2,666,666 shares issuable to Taurean Investments AG pursuant to the conversion feature of the July 1999 Note, as approved by the shareholders on October 22, 1999. Taurean is a corporation which has a contractual arrangement with a trust for the benefit of Dieter W. Meier, such that Mr. Meier is deemed the beneficial owner of the stock held by Taurean. Includes 197,530 shares issuable pursuant to the conversion feature of the February 2000 Note, as approved by the shareholders on June 26, 2000.

(3) Includes 3,187,302 shares held by ONSET. Mr. Kuhling is a general partner of OEA Management, L.P. ("OEA"), which is the general partner of ONSET, and, together with the other general partners of OEA, shares voting and investment power with respect to such shares. Mr. Kuhling disclaims beneficial ownership of the shares held by ONSET except to his proportionate partnership interest therein. Includes 158,024 shares issuable pursuant to the conversion feature of the February 2000 Note, as approved by the shareholders on June 26, 2000. Also includes 587 shares held by a trust for the benefit of Mr. Kuhling and his spouse.

(4) Includes 39,506 shares issuable pursuant to the conversion feature of the February 2000 Note, as approved by the shareholders on June 26, 2000.

(5) Includes 118,518 shares issuable pursuant to the conversion feature of the February 2000 Note, as approved by the shareholders on June 26, 2000.

(6)  Includes 131,040, 392,857, 121,769, 123,331, 66,249 and 15,000 shares which Messrs. Silfvast, Vining, Milne, Hammel, and Plaskitt and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of March 31, 2001 upon the exercise of stock options.

(7) Mr. Dobbie's employment commenced on April 24, 2000 with the Company and terminated on October 2, 2000.

(8)  Mr. Margerum's employment terminated with the Company on July 6, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

   Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2000 except that the following Form 3s and 4s were filed late. A Form 5 was filed for Walter Bosch on February 27, 2001 for a Form 4 transaction in August of 2000. A Form 5 was filed for James Dobbie on February 14, 2001 for a Form 4 transaction in October of 2000. A Form 5 was filed for Stephen D. Jackson on February 14, 2001 for a Form 4 transaction in February of 2000. A Form 4 was filed for Robert Kuhling on August 30, 2000 for a Form 4 transaction in June of 2000. A Form 5 will be filed for Dieter Meier for Form 4 transactions in February and June of 2000. A Form 4 was filed for ONSET on August 30, 2000 for a Form 4 transaction in June of 2000. A Form 5 was filed for Steven W. Vining on February 27, 2001 for a Form 3 and Form 4 transaction in October of 2000.

                          RELATED PARTY TRANSACTIONS

January 1999 Private Placement of Common Stock

   On January 26, 1999, the Company entered into a Common Stock Purchase Agreement (the "January 1999 Purchase Agreement") with Dieter W. Meier and Stephen D. Jackson. Under the January 1999 Purchase Agreement, the Company sold a total of 1,320,446 shares of Common Stock in a private placement transaction at a per share purchase price of $0.9873, which price was equal to 90% of the average bid price per share for the ten days immediately preceding January 26, 1999. Dieter Meier purchased 1,000,000 shares for $987,300, and Stephen D. Jackson purchased 320,446 shares for $316,376. Under certain circumstances, such persons have the right, to request on one occasion that the Company register such shares, or to include such shares in a registration effected by the Company, with the number of shares included in each such registration subject to underwriter cutbacks. Under certain circumstances, such persons have the right to designate one nominee for election to the Company's Board of Directors.

April 1999 Note Financing

   In April 1999, the Company executed a Secured Promissory Note (the "April 1999 Note") with certain persons under which the Company borrowed a total principal amount of $2,000,000. Under the April 1999 Note, Onset, Milton M. T. Chang, Dieter Meier, Stephen D. Jackson and Pegasus advanced $1,000,000, $400,000, $350,000, $150,000 and $100,000, respectively, pursuant to the terms thereof. In October 1999, the April 1999 Note Investors converted the $2,000,000 principal amount and $67,000 accrued interest into 1,981,014 shares of Common Stock.

July 1999 Note Financing

   In July 1999, the Company executed a Secured Promissory Note, which was amended on March 20, 2001 (as amended, the "July 1999 Note"), with certain persons under which the Company borrowed a total principal amount of $2,100,000. Under the July 1999 Note, Taurean and Pegasus advanced $2,000,000 and $100,000, respectively, pursuant to the terms thereof. Interest on the July 1999 Note accrues at the rate of 7.75% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may not prepay the July 1999 Note. The July 1999 Note is convertible into Common Stock of the Company pursuant to the terms thereof. Upon default, the July 1999 Note may become immediately due and payable. The July 1999 Note is secured by the assets of the Company.

November 1999 Private Placement of Common Stock

   On November 9, 1999, the Company entered into a Common Stock Purchase Agreement (the "November 1999 Purchase Agreement") with, Onset, Dieter W. Meier, Walter Bosch and Stephen D. Jackson. Under the November 1999 Purchase Agreement, the Company sold a total of 1,581,706 shares of Common Stock in a private placement transaction at a per share purchase price of $1.1064, which price is equal to the average closing price per share of the Company's Common Stock during the ten (10) consecutive trading days immediately preceding November 9, 1999. Onset purchased 451,916 shares for $500,000, Mr. Meier purchased 451,916 shares for $500,000, Mr. Bosch purchased 451,916 shares for $500,000, and Mr. Jackson purchased 225,958 shares for $250,000. Holders of an aggregate of greater than 50% of the shares purchased under the November 1999 Purchase Agreement may request the Company register such shares pursuant to a "shelf" registration on Form S-1 under the Securities Act of 1933, as amended.

February 2000 Note Financing

   In February 2000, the Company executed a Secured Promissory Note (the "February 2000 Note") with certain persons under which the Company borrowed a total principal amount of $1,500,000. Under the February 2000 Note, Onset, Milton M. T. Chang, Dieter W. Meier, Stephen D. Jackson and Walter Bosch advanced the Company $400,000, $200,000, $500,000, $100,000 and $300,000,
respectively. Interest on the Note accrues at the rate of 10.0% per annum and such interest, together with the outstanding principal amount, is due in February 2002. The Company may not prepay the February 2000 Note. The stockholders approved the convertibility feature of the February 2000 Note at the 2000 Annual Meeting of the Stockholders, and therefore it is convertible into Common Stock of the Company pursuant to the terms thereof. Upon default, the Note may become immediately due and payable. The Note is secured by the assets of the Company.

April 2000 Note Financing

   In April 2000, the Company executed a Secured Promissory Note, which was amended on January 12, 2001, and amended again on March 20, 2001 (as amended, the "April 2000 Note"), with certain persons under which the Company borrowed a total principal amount of $800,000. Under the April 2000 Note, Dieter W. Meier, Walter Bosch and Onset Ventures advanced the Company $200,000, $200,000 and $400,000, respectively. Interest on the outstanding principal amount under the April 2000 Note accrues at the rate of 10.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may not prepay the April 2000 Note. The April 2000 Note is secured by the assets of the Company. Subject to obtaining necessary approvals at the 2001 Annual Meeting of Stockholders, the April 2000 Note is convertible into Common Stock of the Company. See "Proposal No. 2--Approval of the Conversions of the Secured Promissory Note Issued by the Company in April 2000 into Common Stock."

June 2000 Private Placement of Common Stock

   On June 1, 2000, the Company entered into a Common Stock Purchase Agreement (the "June 2000 Purchase Agreement") with Dieter W. Meier and Walter Bosch. Under the June 2000 Purchase Agreement, the Company sold a total of 147,928 shares of Common Stock in a private placement transaction at a per share purchase price of $3.38, which price is equal to 90% of the average closing price per share of the Company's Common Stock during the ten (10) consecutive trading days immediately preceding June 1, 2000. Mr. Meier purchased 59,171 shares for $200,000, and Mr. Bosch purchased 88,757 shares for $300,000. Holders of an aggregate of greater than 50% of the shares purchased under the June 2000 Purchase Agreement may request the Company register such shares pursuant to a "shelf" registration on Form S-1 under the Securities Act of 1933, as amended.

September 2000 Note Financing

   In September 2000, the Company executed a Secured Promissory Note, which was amended on March 20, 2001 (as amended, the "September 2000 Note"), with Walter Bosch which the Company borrowed $400,000 from Mr. Bosch. Interest on the outstanding principal amount under the September 2000 Note accrues at the rate of 8.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may not prepay the September 2000 Note. The September 2000 Note is secured by the assets of the Company. Subject to obtaining necessary approvals at the 2001 Annual Meeting of Stockholders, the September 2000 Note is convertible into Common Stock of the Company. See "Proposal No. 3--Approval of the Conversions of the Secured Promissory Note Issued by the Company in September 2000 into Common Stock."

December 2000 Note Financing

   In December 2000, the Company executed a Secured Promissory Note, which was amended on March 20, 2001 (as amended, the "December 2000 Note"), with certain persons under which the Company borrowed $1,800,000. Under the December 2000 Note, Dieter W. Meier, Walter Bosch, Stephen and Kathryn Jackson (as Trustees of the Jackson Trust), Onset Enterprise Associates, L.P. and Onset Enterprise Associates III, L.P. advanced the Company $800,000, $400,000, $200,000, $200,000 and $200,000 respectively. Interest on the outstanding principal amount under the December 2000 Note accrues at the rate of 8.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may not prepay the December 2000 Note. The December 2000
Note is secured by the assets of the Company. Subject to obtaining necessary approvals at the 2001 Annual Meeting of Stockholders, the December 2000 Note is convertible into Common Stock of the Company. See "Proposal No. 4--Approval of the Conversions of the Secured Promissory Note Issued by the Company in December 2000 into Common Stock."

March 2001 Note Financing

   In March 2001, the Company executed a Secured Promissory Note (the "March 2001 Note"), with Dieter W. Meier and Walter Bosch. Pursuant to the March 2001 Note, Mr. Meier agreed to loan the Company up to $3,000,000 by December 31, 2001 ("Meier's Commitment"), and Mr. Bosch agreed to loan the Company up to $500,000 by December 31, 2001 ("Bosch's Commitment"), pursuant to the terms of the March 2001 Note.

If the Company finds other investors to lend it money pursuant to the March 2001 Note, then Meier's Commitment and Bosch's Commitment shall each be reduced on a pro-rata basis. Interest on the outstanding principal amount under the March 2001 Note accrues at the rate of 10.00% per annum and such interest, together with the outstanding principal amount, is due on March 31, 2002. The Company may prepay the March 2001 Note; however, if the Company wishes to prepay the March 2001 Note, it must give notice to the March 2001
Note Investors, who will then be given the opportunity to convert the outstanding principal amount of the March 2001 Note, plus any accrued interest, into Common Stock of the Company (subject to shareholder approval below). The March 2001 Note is secured by the assets of the Company. Subject to obtaining necessary approvals at the 2001 Annual Meeting of Stockholders, the March 2001 Note is convertible into Common Stock of the Company. See "Proposal No. 5--Approval of the Conversions of the Secured Promissory Note Issued by the Company in March 2001 into Common Stock."

Option Grants to Executive Officers

   In Fiscal 2000, stock options under the Company's 1999 Stock Plan and the 2000 Stock Plan were granted to the following executive officers as of the grant dates and for the number of shares of Common Stock and at the exercise prices set forth below opposite their names:

                                          Date of        No. of     Per Share
   Officer                                 Grant   Plan  Shares   Exercise Price
   -------                                -------- ---- --------- --------------
   Steven W. Vining (1).................. 10/02/00 2000 1,000,000     2.0625
   Scott W. Silfvast..................... 02/11/00 1999    13,090     0.0010
   James Dobbie (2)...................... 02/25/00 1999     5,000     0.7500

--------
(1)  Mr. Vining's employment with the Company commenced as of October 2, 2000.

(2) Mr. Dobbie's employment commenced on April 24, 2000 with the Company and terminated as of October 2, 2000.

   The per share exercise price of each of the above options is equal to the closing price of the Company's Common Stock on the market date immediately preceding the date of the grant. The options granted to Mr. Silfvast on February 11, 2000 shall vest immediately. The options granted to Mr. Vining on October 2, 2000 shall vest as of the following vesting schedule: (i) 250,000 shares shall vest on January 2, 2001; (ii) 35,714 shares shall vest on the first day of each month thereafter, beginning on February 1, 2001 and 6 additional shares shall vest on October 1, 2002, until all shares are vested; and (iii) in addition to the foregoing, if the closing price of the Company's common stock (the "Closing Price"), as reported on the Nasdaq National Market or Nasdaq Small Cap Market, equals the price set forth as follows for at least 15 business days during any period of 30 business days, any unvested options shall vest as follows: (a) if the Closing Price is $6.00, then an additional 100,000 shares shall vest, (b) if the Closing Price is $8.00, then an additional 100,000 shares shall vest, and (c) if the Closing Price is $10.00, then an additional 100,000 shares shall vest.

   Bonus Payments to Executive Officers. See "Executive Compensation Table" below regarding bonuses paid to executive officers in recognition of services rendered to the Company in the Fiscal 2000.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000. All option grants were made under our 1990, 1997, 1999 and 2000 Stock Plans.

                                                            Long Term
                                                           Compensation
                                     Annual Compensation      Awards
                                   ----------------------- ------------
                                                            Securities
   Name and Principal       Fiscal                          Underlying   All Other
   Position                  Year  Salary ($) Bonus ($)(1) Options (#)  Compensation
   ------------------       ------ ---------- ------------ ------------ ------------
   Steven W. Vining (2)...   2000    66,700         --      1,000,000      2,085(3)
    Chief Executive
     Officer                 1999       --          --            --         --
                             1998       --          --            --         --

   Barry Margerum (4).....   2000   121,307      38,000           --         --
    President and Chief
     Executive Officer       1999   180,000      42,350       110,000      6,316(5)
                             1998   180,000      66,420(6)    147,297        --

   James Dobbie (7).......   2000    84,000         --            --
    Chief Executive
     Officer                 1999       --          --         90,000        --
                             1998       --          --        100,000        --

   Scott W. Silfvast .....   2000   150,000      10,000        13,090        --
    Senior Vice President
     of Product              1999   150,000      23,475       100,000        --
     Marketing               1998   150,000      32,873(6)     25,000        --

   Piers Plaskitt.........   2000   169,000      13,750           --         --
    President of Worldwide
     Sales and               1999    61,981         --        165,000        --
     Marketing
      Communications         1998       --          --            --         --

   Steven H. Milne........   2000   144,538      10,000           --         --
    Vice President of
     Engineering             1999   128,100      20,000        70,000        --
                             1998   128,100      22,720        25,000        --

   Paul L. Hammel.........   2000   147,116      10,000           --         --
    Senior Vice President
     of Operations           1999   150,000      24,750        90,000        --
                             1998   133,558      43,812(6)    100,000        --

--------
(1) Includes bonus amounts earned in a fiscal year and paid in the subsequent fiscal year.

(2)  Mr. Vining's employment commenced with the Company as of October 2, 2000.

(3)  Represents health insurance premiums and car allowance.

(4) Mr. Margerum's employment with the Company was terminated as of July 6, 2000.

(5)  Represents health insurance and dental insurance premiums.

(6) The Fiscal 1999 bonus amounts include amounts earned in Fiscal 1998, but paid in Fiscal 1999, to account for a "gross up" for taxes, such that the net effect to such officer, with respect to that portion of the bonus paid in stock purchase rights for Fiscal 1998, is as if federal and state income taxes did not apply to such portion of his bonus. The gross up amounts for Messrs. Margerum, Silfvast and Hammel earned in Fiscal 1998 are 12,420, 5,873 and 14,249, respectively.

(7) Mr. Dobbie's employment commenced on April 24, 2000 with the Company and terminated as of October 2, 2000.

Option Grants in Last Fiscal Year

   The following table sets forth information with respect to stock options granted to our Chief Executive Officer and our four most highly compensated executive officers during the fiscal year ended December 31, 2000. We have never granted any stock appreciation rights. All option grants were made under our 1990, 1997, 1999 and 2000 Stock Plans.

                                         Individual Grants
                         --------------------------------------------------  Potential Realized Value
                          Number of                                         at Assumed Annual Rates of
                         Securities    % of Total                            Stock Price Appreciation
                         Underlying  Options Granted Exercise or                For Option Term ($)(4)
                           Options   to Employees In Base Price  Expiration ---------------------------
Name                     Granted (#) Fiscal Year (1)  ($/Sh)(2)   Date (3)       5%            10%
----                     ----------- --------------- ----------- ---------- ------------- -------------
Steven W. Vining (5)....  1,000,000       78.6%         2.126     10/02/10      1,399,716     3,450,500
Scott W. Silfvast.......     13,090        1.0%         0.001     02/11/10         49,162        86,269
James Dobbie (6)........      5,000        0.4%         2.063     03/29/01         13,052        23,004

--------
(1) The total number of shares subject to options granted to employees during Fiscal 2000 was 1,271,890.

(2) The exercise price is equal to the closing price of the Company's Common Stock on the market date immediately preceding the date of grant.

(3) Options may terminate before their expiration date if the optionee's status as an employee or consultant is terminated or upon optionee's death.

(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in Fiscal 2000, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(5)  Mr. Vining's employment with the Company commenced as of October 2, 2000.

(6) Mr. Dobbie's employment commenced on April 24, 2000 with the Company and terminated as of October 2, 2000.

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal 2000 Year-End Option Values

   The following table sets forth our Chief Executive Officer and our four other most highly compensated executive officers' information concerning shares acquired upon exercise of stock options in fiscal year ended December 31, 2000 and exercisable and unexercisable options held as of December 31, 2000. All options were granted under our 1990, 1997, 1999 and 2000 Stock Plans.

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                    Options at          In-the-Money Options at
                                Fiscal Year End (#)     Fiscal Year End ($)(1)
                             ------------------------- -------------------------
   Name                      Exercisable Unexercisable Exercisable Unexercisable
   ----                      ----------- ------------- ----------- -------------
   Steven W. Vining (2).....         0     1,000,000           0           0
   Barry Margerum (3).......   533,478             0     108,480           0
   Paul L. Hammel...........   131,165        97,502      43,214      17,017
   Scott W. Silfvast........   128,505        89,585      29,776      19,448
   Steven H. Milne..........   106,829        68,171       8,004      13,596
   James Dobbie (4).........    58,208         4,792       9,427       1,198
   Piers Plaskitt...........    49,062       115,938      11,966      28,085

--------
(1) The market value of the underlying securities was based on the closing price of $1.250 of the Company's Common Stock on December 31, 2000, minus the exercise price.

(2)  Mr. Vining's employment commenced with the Company as of October 2, 2000.

(3)  Mr. Margerum's employment terminated with the Company as of July 6, 2000.

(4) Mr. Dobbie's employment commenced on April 24, 2000 with the Company and terminated as of October 2, 2000.

Employment Agreements

 Mr. Vining

   On October 2, 2000, Mr. Vining entered into an employment agreement with the Company. Pursuant to the employment agreement, Mr. Vining is to serve as Chief Executive Officer for a term of two years. Mr. Vining is entitled to a salary of $175,000 for the first year of his term and a salary of $200,000 for the second year of his term, with an annual bonus payable at the sole discretion of the Board. In addition, Mr. Vining will receive an additional $75,000 a year for consulting services rendered for the Company. Pursuant to his execution of the employment agreement, Mr. Vining entered into an Employee Proprietary Information and Inventions Agreement.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors of Euphonix serves as the representative of the Board for general oversight of Euphonix's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and Euphonix's Standards of Business Conduct. Euphonix's management has primary responsibility for preparing Euphonix's financial statements and Euphonix's financial reporting process. Euphonix's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Euphonix's audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee hereby reports as follows:

   1. The Audit Committee has reviewed and discussed the audited financial statements with Euphonix's management.

   2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), and that they are independent directors.

   3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

   4. Based on the review and discussion referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors of Euphonix, and the Board has approved, that the audited financial statements be included in Euphonix's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, for filing with the Securities and Exchange Commission.

   The Charter for the Audit Committee of the Board of Directors of Euphonix, Inc. is attached hereto as Appendix A.

   The undersigned members of the Audit Committee have submitted this Report to the Audit Committee:

    AUDIT COMMITTEE

    Robert F. Kuhling, Jr.
    Walter Bosch

    Richard Feldman

                                 OTHER MATTERS

   As of the date hereof, the Board of Directors is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors recommends or as they otherwise deem advisable.

   It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying Proxy in the envelope which has been enclosed.

                                         THE BOARD OF DIRECTORS

Palo Alto, California

April 27, 2001

                                  APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                                EUPHONIX, INC.

Composition

   The Audit Committee will be comprised of three or more directors as determined by the Board. The members of the Audit Committee will meet the independence and experience requirements of the National Association of Securities Dealers, Inc. (NASD). The members of the Audit Committee will be elected annually at the organizational meeting of the full Board held in June and will be listed in the annual report to shareholders. One of the members of the Audit Committee will be elected Committee Chair by the Board.

Responsibility

   The Audit Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to
(i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Audit Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Audit Committee, and that the ultimate accountability of the independent accountants is to the Board and the Audit Committee. The Audit Committee will make regular reports to the Board concerning its activities.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

Authority

   Subject to the prior approval of the Board, the Audit Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Audit Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Audit Committee.

Meetings

   The Audit Committee is to meet at least four times annually and as many additional times as the Audit Committee deems necessary. content of the agenda for each meeting should be cleared by the Audit Committee Chair. The Audit Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

Attendance

   Audit Committee members will strive to be present at all meetings. As necessary or desirable, the Audit Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Audit Committee meetings.

Specific duties

   In carrying out its oversight responsibilities, the Audit Committee will:

   1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

   2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

   3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the company's accounting principles used in financial reporting.

   4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

   5. Review the scope and general extent of the independent accountants' annual audit. The Audit Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures. The Audit Committee will review annually with management the fee arrangement with the independent accountants.

   6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

   7. Have a predetermined arrangement with the independent accountants that they will advise the Audit Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Audit Committee, if that is the case, or the written enumeration of required reporting issues.

   8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

    . The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    . Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    . Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    . Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgement about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

   If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

   9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

  10. Discuss with the independent accountants the quality of the company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

  11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material' or "serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Audit Committee. The Audit Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

  12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

  13. Review the appointment and replacement of the senior internal audit executive.

  14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

  15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

  16. As the Audit Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                                  APPENDIX B
                                  ----------

PROXY

                                EUPHONIX, INC.
                      2001 Annual Meeting of Stockholders
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                EUPHONIX, INC.

     The undersigned stockholder of Euphonix, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2001, and hereby appoints Steven W. Vining and Jeffrey Chew, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Euphonix, Inc. to be held on Tuesday, June 19, 2001, at 9:00 a.m. Pacific Time, at the offices of Euphonix, Inc., 220 Portage Avenue, Palo Alto, California 94306, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" THE APPROVAL OF THE CONVERSIONS OF THE APRIL 2000, SEPTEMBER 2000, DECEMBER 2000 AND MARCH 2001 NOTES; "FOR" THE APPROVAL OF THE AUTHORIZATION OF 15,000,000 ADDITIONAL SHARES OF COMMON STOCK; "FOR" THE RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

1.  ELECTION OF DIRECTORS:
    Nominees:  Robert F. Kuhling, Jr., Scott W. Silfvast, Walter Bosch

    FOR                                      WITHHELD

    [ ] Robert F. Kuhling, Jr.               [ ] Robert F. Kuhling, Jr.

    [ ] Scott W. Silfvast                    [ ] Scott W. Silfvast

    [ ] Walter Bosch                         [ ] Walter Bosch

    [ ] All the nominees                     [ ] All the nominees
        listed above                             listed above

2. PROPOSAL TO APPROVE THE CONVERSIONS OF THE SECURED PROMISSORY ISSUED BY THE COMPANY IN APRIL 2000 INTO COMMON STOCK.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE CONVERSIONS OF THE SECURED PROMISSORY ISSUED BY THE COMPANY IN SEPTEMBER 2000 INTO COMMON STOCK.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. PROPOSAL TO APPROVE THE CONVERSIONS OF THE SECURED PROMISSORY ISSUED BY THE COMPANY IN DECEMBER 2000 INTO COMMON STOCK.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

5. PROPOSAL TO APPROVE THE CONVERSIONS OF THE SECURED PROMISSORY ISSUED BY THE COMPANY IN MARCH 2001 INTO COMMON STOCK.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

6. PROPOSAL TO APPROVE THE INCREASE OF THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000 TO 35,000,000.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

7. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001:

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    In their discretion, on such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER, OR, IF NO DIRECTION IS SO INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED ABOVE AND, "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.


Signature(s)                                Dated
             -----------------------------        ------------------------------

Print Name
           -------------------------------

This Proxy should be marked, dated, signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.